OTIS H. COWAN
                                 Attorney at Law
                        4500 Main Street, P.O. Box 418210
                        Kansas City, Missouri 64141-9210
                            Telephone (816) 340-4046
                            Telecopier (816) 340-4964


December 1, 2000


American Century World Mutual Funds, Inc.
American Century Tower
4500     Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

         As counsel to American Century World Mutual Funds, Inc., I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I have deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 20 to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on December 1, 2000, will, when issued, be validly issued, fully paid and nonassessable.

         For the record, it should be stated that I am an employee of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment advisor of American Century World Mutual Funds, Inc.

         I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 20.

                                            Very truly yours,


                                            /s/ Otis H. Cowan
                                            Otis H. Cowan